UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

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WHITE RIVER CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1445 Brookville Way, Suite I
Indianapolis, Indiana 46239
(317) 806-2166

Notice of 2009 Annual Meeting of Shareholders

To Be Held on May 18, 2009

We cordially invite you to attend the 2009 Annual Meeting of Shareholders of White River Capital, Inc. (“White River”), which will be held on Monday, May 18, 2009 at 3:00 p.m. Central time at the offices of Barnes & Thornburg LLP, One North Wacker Drive, Suite 4400, Chicago, Illinois 60606.

The purposes of the meeting are –

•	Election of Directors. To elect seven members of the Board of Directors who will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

•	Other Business. To consider and act upon any other business that may properly come before the annual meeting or any adjournments of the meeting.

You may vote at the meeting if you are a shareholder of record at the close of business on March 31, 2009.

Please read the accompanying proxy statement carefully so that you will have information about the business to be presented at the meeting. A proxy card and a copy of our annual report for the fiscal year ended December 31, 2008, which includes our financial statements, also accompany this notice.

Your vote is important. Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes. We appreciate your cooperation in promptly returning your signed proxy card. Your proxy is revocable and will not affect your right to vote in person at the Annual Meeting.

If you plan to attend, please note we may ask you to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to obtain a proxy from their broker and bring the proxy to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors Mark R. Ruh, Corporate Secretary
Indianapolis, Indiana
April 29, 2009

TABLE OF CONTENTS

Page

Information about the Annual Meeting and Voting	1
Security Ownership of Certain Beneficial Holders and Management	4
Proposal 1: Election of Directors	6
Corporate Governance and Board Committees	8
Certain Relationships and Related Person Transactions	9
Executive Officers	11
Executive Compensation	12
Compensation of Directors	15
Audit Committee Report	16
Independent Public Accountants	17
Other Business	18
Incorporation by Reference	19

1445 Brookville Way, Suite I
Indianapolis, Indiana 46239
(317) 806-2166

Proxy Statement

for the
2009 Annual Meeting of Shareholders

To Be Held on May 18, 2009

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of White River Capital, Inc., an Indiana corporation (“White River,” “we” or “our”), to be used at our 2009 Annual Meeting of Shareholders and at any adjournments of the meeting. The meeting is scheduled to be held as follows:

Monday, May 18, 2009
3:00 p.m., Central time
Barnes & Thornburg LLP
One North Wacker Drive, Suite 4400
Chicago, Illinois 60606

We are first sending this proxy statement and the accompanying form of proxy to shareholders on or about May 4, 2009.

Information about the Annual Meeting and Voting

1.	What proposals will shareholders vote on at the meeting?

At the meeting, our shareholders will consider and vote on the following matters:

•
Election of Directors. The election of seven members of our Board of Directors who will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

•	Other Business. Any other business that may properly come before the meeting or any adjournment of the meeting.

2.	Who is entitled to vote?

Only shareholders of record as of March 31, 2009 (the “Record Date”) may vote at the meeting. According to Computershare Investor Services, LLC, our transfer agent, on the Record Date there were 4,060,586 shares of common stock issued and outstanding. On any matter submitted to the shareholders for a vote, each holder of our common stock is entitled to one vote for each share recorded in his/her name on our books as of the Record Date.

3.	What happens if additional matters are presented at the meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the individuals named as proxies on the proxy card will have the discretion to vote your shares on any other matters properly presented for a vote at the meeting in accordance with our by-laws and Indiana law.

4.	How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote FOR each of the nominees for director.

5.	What vote is required to approve each proposal?

The nominees receiving the highest number of votes will be elected to fill the seven director positions. Votes may be cast in favor of or withheld with respect to any or all nominees. Abstentions, broker non-votes and votes that are withheld will not be included in the vote count and will have no effect on the outcome of the vote.

Any other matter that may be properly presented at the meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal. Abstentions and broker non-votes will be treated as present for quorum purposes. However, because an abstention is not treated as a vote for or against a proposal, it will not have any effect on the outcome of the vote.

6.	What are broker non-votes?

Generally, broker non-votes occur when shares held for a beneficial owner in “street name” (that is, by a broker, bank or other nominee, which we refer to as your “broker”), are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares. Typically, a broker is entitled to vote shares held for a beneficial owner on routine matters, such as the election of directors, without instructions from the beneficial owner of those shares.

7.	How do I vote my shares?

You may vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the director nominees and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting.

8.	May I revoke or change my vote after I have mailed my proxy card?

You may change or revoke your vote at any time before it is counted at the meeting by:

•	notifying our Corporate Secretary in writing at 1445 Brookville Way, Suite I, Indianapolis, Indiana 46239, that you wish to revoke your proxy;

•	submitting a later dated proxy card; or

•	attending the meeting and voting in person.

Attending the meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above to revoke your proxy. If you hold your shares in “street name,” you must contact your broker to change your vote or obtain a proxy from your broker to vote your shares if you wish to cast your vote in person at the meeting.

9.	How do I vote my shares if they are held in “street name”?

If you hold your shares in “street name,” you should receive a proxy or telephonic or electronic instructions from your broker asking you how you wish to vote your shares. If you do not, you may contact your broker and obtain a proxy from your broker.

If you do not instruct your broker how to vote your shares, they may vote the shares only if the proposal is a matter on which they have discretion, such as the election of directors.

10.	May I vote my shares in person at the meeting?

If you are a shareholder of record, you may attend the meeting and vote in person. If you hold shares in “street name” and would like to attend the meeting and vote in person, you will need to contact your broker, obtain a proxy from them and bring it to the meeting.

11.	What if I return my proxy but do not provide voting instructions?

If you specify a choice, the proxy will be voted as specified. If you return a signed proxy but do not specify a choice, your shares will be voted in favor of the election of the director nominees. In all cases, a proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters properly presented for a vote at the meeting in accordance with our by-laws and Indiana law.

12.	What if I abstain from voting?

Abstentions are included in the determination of shares present for quorum purposes. However, because abstentions are not treated as votes for or against a proposal, they will have no effect on the outcome of the vote.

13.	How many shares must be represented at the meeting to constitute a “quorum”?

A majority of the outstanding shares must be present at the meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. We will also count broker non-votes as being present for purposes of determining a quorum.

14.	Where can I find voting results of the meeting?

We expect to announce preliminary results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009 or in an earlier filed report on Form 8-K.

15.	How do I obtain additional information about White River Capital?

With this proxy statement, we are sending you our 2008 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2008. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of important documents that we have filed as exhibits with the Securities and Exchange Commission (the “SEC”), but does not include copies of the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please send your written request by facsimile to our Corporate Secretary at (317) 806-2167 or by mail to:

White River Capital, Inc.
1445 Brookville Way, Suite I
Indianapolis, Indiana 46239
Attn: Corporate Secretary

In addition, you may obtain copies of our public filings, including this proxy statement, our 2008 Annual Report on Form 10-K, and the form of proxy relating to the annual meeting, without charge from our web site at http://www.WhiteRiverCap.com or from the SEC’s web site at http://www.sec.gov. You also may request a copy of these materials by calling (317) 806-2166 or by sending an email to mszumski@whiterivercap.com. For meeting directions please call (317) 806-2166.

Security Ownership of Certain Beneficial Holders and Management

The following table describes the shares of our common stock that each of the following persons beneficially owned as of March 31, 2009:

•	each of our current directors (each of whom is a nominee for election);

•
our Chief Executive Officer, our Chief Financial Officer and each other executive officer serving at any time during 2008 whose total compensation for 2008 exceeded $100,000 (together as a group, “Named Executive Officers”);

•	all of our directors and Named Executive Officers as a group; and

•	each other person known by us to beneficially own more than five percent of the outstanding shares of our common stock.

Information with respect to the directors and Named Executive Officers is based on our records and data supplied by each of the directors and Named Executive Officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock is based on filings those persons have made with the SEC.

	Amount and Nature of Beneficial Ownership as of March 31, 2009
Name or Number of Persons in Group	Sole Voting and Investment Power	Shared Voting and Investment Power	Total	Percent of Class[1]
Directors and Nominees Who are Not Named Executive Officers
Thomas C. Heagy Current Director and Director Nominee	5,184	0	5,184	*
Daniel W. Porter Current Director and Director Nominee	5,423	0	5,423	*
John W. Rose Current Director and Director Nominee	167,314[2]	0	167,314	4.1%
Richard D. Waterfield Current Director and Director Nominee 7221 Engle Road, Suite 250 Fort Wayne, Indiana 46804	5,838	217,358[3]	223,196	5.5%

Named Executive Officers
John M. Eggemeyer, III Chairman and Chief Executive Officer; Current Director and Director Nominee P.O. Box 1329 Rancho Santa Fe, California 92067	73,519	823,219[4]	896,738	22.1%
William E. McKnight President – Coastal Credit, LLC; Current Director and Director Nominee	191,201	0	191,201	4.7%
Mark R. Ruh President and Chief Operating Officer; Current Director and Director Nominee	16,838[5]	0	16,838	*
Martin J. Szumski Chief Financial Officer	1,500	0	1,500	*
All Directors, Nominees and Named Executive Officers as a group (8 persons)	466,817	1,040,577	1,507,394	37.1%

	Amount and Nature of Beneficial Ownership as of March 31, 2009
Name or Number of Persons in Group	Sole Voting and Investment Power	Shared Voting and Investment Power	Total	Percent of Class[1]
Other 5% Beneficial Owners
William J. Ruh P.O. Box 1329 Rancho Santa Fe, California 92067	46,296	823,219[4]	869,515	21.4%
Franklin Mutual Advisors, L.L.C.[6] 101 John F. Kennedy Parkway Short Hills, New Jersey 07078	722,550	0	722,550	17.8%
Sandler O’Neill Asset Management LLC 780 3rd Avenue, 5th Floor New York, New York 10017	313,600	0	313,600	7.7%

*	Represents less than 1.0% of the outstanding shares of our common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote (1) below.
(1)	Based on 4,060,586 shares of our common stock issued and outstanding as of March 31, 2009.
(2)	All of the shares are held in a margin account.
(3)
Includes 217,358 shares of common stock held in a limited liability company of which Mr. Waterfield is a member. Mr. Waterfield disclaims beneficial ownership of the portion of the reported shares in excess of his percentage economic interest in the limited liability company; also includes 1,505 shares of common stock held of record by Waterfield Foundation, Inc., of which Mr. Waterfield is an officer and director. Mr. Waterfield disclaims beneficial ownership of the shares held of record by Waterfield Foundation, Inc.

(4)
Includes 823,219 shares of common stock held of record by investment funds affiliated with Castle Creek Capital LLC, in which each of Mr. Eggemeyer and Mr. William Ruh is a partner or officer. Mr. Eggemeyer and Mr. Ruh disclaim beneficial ownership in the shares held by the funds except to the extent of his economic interest in the funds.

(5)	Includes 5,838 shares held in a margin account.
(6)	As reported in a Schedule 13G filed on October 28, 2005.

Changes in Control

On June 27, 2008, White River and First Chicago Bancorp (“First Chicago”) signed a definitive Agreement and Plan of Merger (the “Merger Agreement”), which provides for First Chicago to merge with and into White River, with White River as the surviving corporation. Terms of the Merger Agreement call for shareholders of First Chicago to receive one share of White River common stock for each two shares of First Chicago common stock.  The Merger Agreement also provides that the existing directors of First Chicago will constitute a majority of the board of directors of the surviving corporation after the completion of the merger, and that the existing officers of First Chicago will serve as the officers of the surviving corporation after the merger. As a result of this structure, after the completion of the merger, the former shareholders of First Chicago would own a majority of the outstanding shares of common stock of the surviving corporation, and First Chicago’s existing directors and officers would possess the power to direct the management and policies of the surviving corporation.

If the merger was to be consummated on the terms currently set forth in the Merger Agreement, a change in control of White River would result. However, White River does not anticipate that the merger will be consummated on the terms reflected in the Merger Agreement as initially executed and is engaging in discussions with First Chicago regarding possible alternative transaction terms (including a change of the exchange ratio).

Proposal 1: Election of Directors

Our Board of Directors currently has seven members. Our bylaws provide that the authorized number of directors must be at least three and not more than twelve, with the exact number of directors to be set from time to time by resolution adopted by a majority of the Board.

The Board of Directors has approved the persons named in the following table as nominees for election to serve as directors of White River until the 2010 annual meeting of shareholders. All director nominees are current directors. No director is related to any other director nominee or Named Executive Officer of White River by blood, marriage or adoption. The Board of Directors did not select any nominee pursuant to any arrangements or understandings between the nominee and any other person.

Each nominee will be elected if he receives more votes for his election than votes withheld. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the vote.

If any persons are nominated other than by the Board of Directors, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to elect all seven of the Board’s nominees. If any of the Board’s nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of any substitute nominees designated by the Board of Directors. To the best of our knowledge, we have no reason to believe that any of the nominees will be unable to serve as directors.

Current Directors/Director Nominees

Name	Age		Principal Occupation during the Past Five Years	Year Became Director
John M. Eggemeyer	63	●	Chairman of the Board and Chief Executive Officer since December 2004;	2004
		●	Chairman of the Board of our subsidiary, Union Acceptance Company, LLC (“UAC”), from October 2000 to August 2005;
		●	Chief Executive Officer of UAC from August 2003 to August 2005;
		●	Founder and Chief Executive Officer, Castle Creek Capital LLC and Castle Creek Financial LLC, which together form a merchant banking organization serving the banking industry;
		●	Chairman of the Board, PacWest Bancorp, since June 2000, and Chairman of the Board, Rancho Santa Fe National Bank, from February 1995 until the formation of PacWest Bancorp;
		●	Chairman of the Board, Guaranty Bancorp, since August 2004;
		●	Trustee, American Financial Realty Trust, from May 2001 to October 2005; and
		●	Director, TCF Financial Corporation, from 1996 to 2006.
Thomas C. Heagy	64	●	Vice Chairman, LaSalle Bank Corp., from 1990 to 2006;	2007
		●	Chief Financial Officer, LaSalle Bank, from 1996 to 2001 and 2005 to 2006; and
		●	Director, UAC, from 2001 to 2003.
William E. McKnight	65	●	President of our subsidiary, Coastal Credit, LLC, which Mr. McKnight established in 1987, and we acquired in 2005.	2005

Name	Age		Principal Occupation during the Past Five Years	Year Became Director
Daniel W. Porter	53	●	Senior Advisor, Irving Place Capital, since January 2005;	2006
		●	Chairman of the Board, Alter Moneta, since October 2008;
		●	Chairman of the Board, Caribbean Finance Group, since December 2006;
		●	Chairman and Chief Executive Officer, WMC Mortgage, from 2003 to 2004;
		●	Chairman and Chief Executive Officer, Wells Fargo Financial Services, from 1999 to 2003; and
		●	Senior Executive, GE Capital, from 1986 to 1999.
John W. Rose	59	●	Principal, CapGen Financial LLC, a private equity fund, since 2007;	2005
		●	President, McAllen Capital Partners, Inc., an investment management firm, since 1991;
		●	Principal, Alpha Capital Partners, Ltd., a private equity investment firm; and
		●	Director, F.N.B. Corporation, Jacksonville Bancorp, First Chicago Bancorp, and PacWest Bancorp.
Mark R. Ruh	42	●	President and Chief Operating Officer since December 2004;	2004
		●	President, UAC, since August 2003 and Chief Financial Officer, UAC, from August 2003 to August 2005;
		●	Director, Castle Creek Capital LLC and Castle Creek Financial LLC, since 1998; and
		●	Director and Chairman of the Audit Committee, American Partners Bank.
Richard D. Waterfield	64	●	Director, Union Federal Bank of Indianapolis, from 1984 to 2006;	2004
		●	Director, Waterfield Mortgage Company, Incorporated, a mortgage banking company and the parent of Union Federal, from 1980 to 2006;
		●	Director, UAC, from its formation to September 2005;
		●	Director, Waterfield Shareholder, LLC, since 2006; and
		●	Managing Member, Waterfield Capital, LLC, since 1995.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Director Nominations for 2010 Annual Meeting of Shareholders

Shareholders may nominate persons for election as directors if they follow the procedures in our By-Laws. Pursuant to Section 13 of Article III of our By-Laws, a shareholder entitled to vote for the election of directors may nominate persons for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at least 60 days before the date of the meeting of our shareholders called for the election of directors. Director nominations proposed by shareholders to be made at the 2010 annual meeting must be received by our Corporate Secretary on or before March 19, 2010. Pursuant to our By-Laws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of White River must contain the following items:

•	The shareholder’s name, record address, and beneficial ownership of shares of the Company,

•	The name of each person to be nominated,

•	The name, age, business address, residential address, and principal occupation or employment of each nominee,

•	Each nominee’s signed consent to serve as a director of White River, if elected,

•	The number of shares of our common stock beneficially owned by each nominee,

•	A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and

•	Any other information concerning the nominee that would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

We will furnish a copy of our By-Laws specifying the nomination requirements to any shareholder upon written request to our Corporate Secretary.

Corporate Governance and Board Committees

We are committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern our business.

Director Independence

Our Board of Directors considers the independence of each of the directors under the listing standards of the NYSE Amex, on which our common stock is traded. Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between White River or our subsidiaries and the directors, members of their immediate families, or entities in which the directors have a significant interest, including those described below under the caption “Certain Relationships and Related Person Transactions.” The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent. Under the above standards, the Board determined that current directors Mr. Heagy, Mr. Porter, Mr. Rose and Mr. Waterfield are independent and that Mr. Eggemeyer, Mr. Ruh and Mr. McKnight are not independent.

In determining that Mr. Rose is independent, the Board considered that Mr. Rose was on the board of managers of our subsidiary Coastal Credit, essentially serving as an outside director, prior to our acquisition of Coastal Credit. Mr. Rose also served as an officer and director of the holding company that held a majority of the equity interest in Coastal Credit and he personally held approximately 6% of Coastal Credit indirectly through such entity. Consequently, Mr. Rose received a ratable portion ($244,662) of the final payment we made to the former owners of Coastal Credit on March 31, 2006. He and members of his family also held $1.5 million of Coastal Credit subordinated debentures, which Coastal Credit redeemed in 2007. In determining that Mr. Rose is independent under NYSE Amex standards, the Board of Directors determined that Mr. Rose’s direct or indirect interest in debt securities of White River and Coastal Credit constitute “company securities” under NYSE Amex standards that exclude interests in company securities from certain disqualifications prescribed by the standards.

Meetings of the Board of Directors

During 2008, our Board of Directors met eight times. No director attended less than 75% of the Board meetings or the meetings of any committee on which he served during 2008. The Board’s policy regarding director attendance at the Annual Meeting of Shareholders is that directors are welcome to attend, and that we will make all appropriate arrangements for directors who choose to attend. All of our directors attended the 2008 Annual Meeting of Shareholders.

Audit Committee

The Board established our Audit Committee in October 2005 and adopted a committee charter in January 2006. The current members of the Audit Committee are John W. Rose (Chairman), Thomas C. Heagy and Daniel W. Porter. Each member of the Audit Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE Amex. The Board has determined that each member of the Audit Committee is financially literate and that Mr. Rose is qualified as an audit committee financial expert and has accounting or related financial management expertise, in each case in accordance with the rules of the SEC. Information regarding the functions the Audit Committee performs is included below under the caption “Audit Committee Report” and in the Audit Committee charter, which is available on our web site, http://www.WhiteRiverCap.com.

In 2008, the Audit Committee met eight times.

Compensation and Governance Committee

The Board of Directors established the Compensation and Governance Committee in May 2006 and adopted a committee charter at that time. The current members of the Compensation and Governance Committee are John W. Rose (Chairman) and Richard D. Waterfield. Information regarding the functions the Compensation and Governance Committee performs is in the Compensation and Governance Committee charter, which is available on our web site at http://www.WhiteRiverCap.com.

The Compensation and Governance Committee met two times in 2008.

The Compensation and Governance Committee has not set specific, minimum qualifications that nominees must meet to be nominated for election to the Board of Directors, but will evaluate each nominee based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. The Board seeks input from individual members of the Board in identifying possible candidates, and, in its discretion, may engage one or more search firms to assist in the recruitment of director candidates. The Compensation and Governance Committee will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the Compensation and Governance Committee for election at our 2010 Annual Meeting of Shareholders should follow the process described under the caption “Proposal 1: Election of Directors – Director Nominations for the 2010 Annual Meeting of Shareholders.”

Communications with the Board of Directors

Shareholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing to the attention of our Corporate Secretary, White River Capital, Inc., 1445 Brookville Way, Suite I, Indianapolis, Indiana 46239. The Board of Directors has implemented a process for handling correspondence received by us and addressed to members of the Board. Under that process, our Corporate Secretary has been instructed to promptly forward to the Board copies of all communications that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees of the Board, or that he otherwise determines require their attention.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock to file reports with the SEC regarding their ownership of, and transactions in, our common stock. Our directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of the reports we received, and on written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were satisfied in a timely manner during 2008.

Certain Relationships and Related Person Transactions

Policies for Transactions with Related Persons

Transactions and relationships that involve directors, executive officers or other related persons and that constitute a conflict with the company’s interests are prohibited unless they are approved in advance in accordance with our Code of Business Conduct and Ethics. All material affiliated transactions and loans and any forgiveness of loans must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or to independent legal counsel. All of the transactions described below were approved by a majority of our independent directors who do not have an interest in the described transactions.

Transactions with Related Persons

Castle Creek Relationships. John M. Eggemeyer, our Chairman and Chief Executive Officer, and Mark R. Ruh, our President and Chief Operating Officer, are both officers of Castle Creek Capital, LLC (“Castle Creek”). Castle Creek manages private equity funds that have substantial investments in our common stock. The Castle Creek funds hold an aggregate percentage interest in White River of 20.3%.

Castle Creek supervises UAC’s administration of its plan of reorganization. For these services, UAC paid Castle Creek at a rate of $14,583 per month, for a total of $175,000 during 2008. Although UAC’s bankruptcy case was closed on January 5, 2007, UAC must continue to operate in accordance with the plan, and Castle Creek will continue to supervise UAC’s compliance.

In addition, we have an expense sharing agreement with Castle Creek, under which Castle Creek provides various facilities, equipment and services to us, including, but not limited to, computer and telephone network systems, office space, copy services and data services. For these services, we pay Castle Creek a fee that represents a reasonable allocation of actual Castle Creek expenses proportionate to facilities, equipment and services provided to us. This agreement has been effective since September 1, 2005 and will continue until either party terminates it upon 30 days’ prior written notice. During 2008, we paid $22,800 to Castle Creek under the expense sharing agreement.

Coastal Credit Leases with McKnight Family Partnerships, L.P. Our subsidiary Coastal Credit leases its corporate offices in Virginia Beach, Virginia and one of its branch offices in Jacksonville (Orange Park), Florida, from McKnight Family Partnerships, L.P., an entity controlled by Mr. McKnight, the President of Coastal Credit and a director of White River. The Virginia Beach lease has a three-year term expiring in September 2009, and provides for rent payments of $13,938 per month. The Orange Park lease has a three-year term expiring in April 2010. The lease provides for rent payments of $9,559 per month during the first year. The rent payments will increase by 3% in each of years two and three.

Coastal Credit Aircraft Arrangement with McKnight. Coastal Credit and Mr. McKnight are parties to a letter agreement with respect to use of an aircraft owned by McKnight L.L.C., an entity controlled by Mr. McKnight. The aircraft is a Beechcraft King AirTM B200 twin engine turbo prop. The agreement provides that Coastal Credit will pay McKnight L.L.C. $14,000 per month to defray expenses associated with ownership of the aircraft in consideration for Mr. McKnight’s willingness to make the aircraft available for business use by key employees of Coastal Credit. Coastal Credit is required to pay additional amounts in any month in which its aircraft usage exceeds prescribed amounts. Six months prior written notice is required to withhold availability of the monthly payment or the plane. During 2008, payments by Coastal Credit to McKnight L.L.C. under this arrangement were approximately $170,000.

Merger Agreement With First Chicago Bancorp. On June 27, 2008, White River and First Chicago signed a definitive Merger Agreement which provides for First Chicago to merge with and into White River, with White River as the surviving corporation. White River’s Board of Directors formed a separate special committee of independent directors to structure, oversee negotiations, and approve the terms of the merger.  Some of the directors, executive officers, and 5% shareholders of White River and First Chicago have direct or indirect interests in the merger, including the following, which our Board of Directors and special committee were aware of and considered, among other matters, in approving and adopting the Merger Agreement:

•	Castle Creek, through its affiliated investment funds, beneficially owns substantial interests in the common stock of both White River and First Chicago.

•	John M. Eggemeyer, our Chairman of the Board and Chief Executive Officer, and William J. Ruh, First Chicago’s Chairman and former Chief Executive Officer, are controlling principals of Castle Creek.

•	Mark R. Ruh, our President and Chief Operating Officer and also a director on our Board, is the brother of William J. Ruh. Mark R. Ruh is also an employee of Castle Creek.

•	One member of our Board of Directors, John W. Rose, also serves on First Chicago’s board.

•	Richard D. Waterfield, a director of White River, holds a limited partner investment (less than 1%) in the Castle Creek investment fund that holds a substantial interest in First Chicago.

•
As of March 31, 2009, Franklin Mutual Advisors, L.L.C. and Sandler O’Neill Asset Management LLC, entities which beneficially own approximately 17.8% and 7.7%, respectively, of our issued and outstanding shares of common stock, also beneficially own approximately 23.0% and 3.5%, respectively, of First Chicago’s issued and outstanding shares of common stock.

Terms of the Merger Agreement call for shareholders of First Chicago to receive one share of White River common stock for each two shares of First Chicago common stock.  Based on this exchange ratio, the approximate dollar value of the amount involved in the merger transaction is $104.7 million, which is calculated based on (i) the estimated maximum number of shares of White River and First Chicago that may be exchanged in the transaction; and (ii) the book value of the outstanding common stock, par value $0.01 per share, of First Chicago to be exchanged in the merger of $8.43 per share as of December 31, 2008. We do not anticipate that the merger will be consummated on the terms reflected in the Merger Agreement as initially executed and we are engaging in discussions with First Chicago regarding possible alternative transaction terms (including a change of the exchange ratio).

Executive Officers

The following table presents, as to each person who currently serves as a Named Executive Officer, the person’s age, current position and the period during which he has served in that position. Descriptions of the principal occupations during the past five years of Mr. Eggemeyer, Mr. Ruh and Mr. McKnight are included under the heading “Proposal 1: Election of Directors – Current Directors/Director Nominees.” A description of Mr. Szumski’s principal occupation during the past five years follows the table.

No executive officer is related to any other executive officer, director or nominee of White River, by blood, marriage or adoption. No executive officer was selected pursuant to any arrangements or understandings between the executive officer and any other person.

Name	Age	Position	Year appointed by White River or Subsidiary
John M. Eggemeyer	63	Chairman and Chief Executive Officer	2004
Mark R. Ruh	42	President and Chief Operating Officer	2004
Martin J. Szumski	42	Chief Financial Officer	2005
William E. McKnight	65	President – Coastal Credit, LLC	1987

Martin J. Szumski has been our Chief Financial Officer since August 2005. Prior to joining White River, he was a manager at the consulting firm Reese Partners, LLC (formerly Reese McMahon LLC) from 1998 to 2005. During his tenure with Reese Partners, he managed engagements in various industries including automobile financing, advertising and manufacturing, advising clients regarding financial and accounting matters. While with Reese Partners, Mr. Szumski managed engagements of Reese Partners on behalf of UAC.

Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John M. Eggemeyer Chairman and Chief Executive Officer	2008	---[1]	$250,000	$20,000[2]	---	$20,000[3]	$290,000
	2007	---[1]	---	$20,000[2]	---	$20,000[3]	$40,000
William E. McKnight President – Coastal Credit, LLC	2008	$300,000	$222,931	$20,000[2]	$250,000[4]	$48,324[5]	$841,255
	2007	$300,000	$210,394	$20,000[2]	$612,750[4]	$48,005[5]	$1,191,149
Mark R. Ruh President and Chief Operating Officer	2008	$15,000[1]	$690,000	$20,000[2]	---	$32,500[6]	$757,500
	2007	$7,000[1]	$136,500	$20,000[2]	---	$32,500[6]	$196,000
Martin J. Szumski Chief Financial Officer	2008	$156,000	$328,000	---	---	$7,500[7]	$491,500
	2007	$150,000	$75,000	---	---	$7,500[7]	$232,500

(1)
Mr. Eggemeyer is not an employee of White River, and we do not pay him a base salary for his service as our Chief Executive Officer. Mr. Eggemeyer is the Managing Principal of Castle Creek. Mr. Ruh became an employee of White River in 2007 and he is also an employee of Castle Creek. We paid him a salary of $15,000 in 2008 and $7,000 in 2007. We also pay an administrative fee and an expense sharing fee to Castle Creek. See “Certain Relationships and Related Person Transactions” above.

(2)	Shares granted to individuals as directors of White River pursuant to the 2005 Directors Stock Compensation Plan. See “Compensation of Directors” below.
(3)	White River cash director fee.
(4)
Mr. McKnight’s long-term cash incentive award agreement effective September 2005 provides for a long-term cash incentive award based on the value of 100,000 shares of our common stock, vesting 33,333.33 shares annually and payable only in cash on January 1, 2007, 2008 and 2009, respectively. The amount of the payment was determined based on the mean of the trading value of shares of our common stock for 20 trading days prior to the January 1, 2007, 2008, and 2009 vesting dates.

(5)
2008 includes White River cash director fee ($20,000), matching contributions under Coastal Credit’s 401(k) plan ($7,500), insurance premiums ($11,224), and a car allowance ($9,600). 2007 includes White River cash director fee ($20,000), matching contributions under Coastal Credit’s 401(k) plan ($7,500), insurance premiums ($10,905), and a car allowance ($9,600).

(6)	Includes White River cash director fee ($20,000), UAC manager fee ($7,500) and UAC subsidiary director fee ($5,000).
(7)	UAC manager fee.

Outstanding Equity Awards at Fiscal Year End 2008

Name	Stock Awards
	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
William E. McKnight	33,333.33	$216,667

(1)	The market value is based on the $6.50 closing market price of our common stock on December 31, 2008.

Effective September 1, 2005, we entered into a long-term cash incentive award agreement with Mr. McKnight. The agreement provides for a long-term cash incentive award based on the value of 100,000 shares of our common stock, vesting 33,333.33 shares annually and payable only in cash on January 1, 2007, 2008 and 2009, respectively. The value of payment is to be determined based on the mean of the trading value of shares of our common stock for 20 trading days prior to the vesting date.

Employment Agreements

We have entered into an employment agreement with Mr. McKnight and amended and restated employment agreements with each of Mr. Ruh and Mr. Szumski. Following is a description of the material terms of each employment agreement.

Employment Agreement of William E. McKnight.  Effective September 1, 2005, William E. McKnight, President of Coastal Credit, entered into an employment agreement with Coastal Credit. Mr. McKnight also entered into an employment agreement with Coastal Credit, White River, and First Chicago on June 27, 2008 in connection with the execution of the Merger Agreement (which we previously disclosed pursuant to our Current Report on Form 8-K filed with the SEC on July 2, 2008), but this agreement terminated as per its terms on December 31, 2008 due to the fact the merger with First Chicago was not consummated by that date.  As a result, Mr. McKnight’s September 2005 agreement remains in effect.

Under his current employment agreement, Mr. McKnight receives an annual base salary of $300,000. The term of the employment agreement is three years, followed by automatic extensions for successive one-year periods.

For 2005, Mr. McKnight received a performance bonus of $100,000, which was based on an annual performance bonus of $300,000 prorated for the portion of 2005 after August 31. For subsequent fiscal years, Mr. McKnight is eligible to receive an annual performance bonus of 3% of the annual consolidated net pre-tax income of Coastal Credit (unless an alternative basis for determining the annual performance bonus is agreed to in writing by Mr. McKnight and Coastal Credit).

In connection with Mr. McKnight's employment agreement, Mr. McKnight and Coastal Credit also signed a long-term cash incentive award agreement that provides for a long-term cash incentive award based on the value of 100,000 shares of our common stock, vesting 33,333.33 shares annually and payable only in cash on January 1, 2007, 2008 and 2009, respectively.

Mr. McKnight is entitled to receive the following severance benefits if his contract is not renewed, is terminated upon his death or disability, is terminated by Coastal Credit other than for “cause” or is terminated by Mr. McKnight for “good reason” or upon retirement:

•	base salary for the remainder of the term of the employment agreement (but for not less than one year following the date of termination);

•	full benefit plan participation for the remainder of the term of the employment agreement (but for a period of at least one year following the date of termination); and

•
prorated performance bonus, if any, for the fiscal year in which his employment was terminated, based on the performance of Coastal Credit for that fiscal year as reflected in its financial statements.

For purposes of Mr. McKnight’s agreement, “Cause” is defined as engaging in a material dishonest act, willful breach of fiduciary duty, misappropriation or fraud against Coastal Credit or any of its affiliates; any indictment or similar charge alleging the commission of a felony; material failure to follow Coastal Credit’s general policies, directives or orders after failure to cure within 30 days of receiving written notice; intentional destruction or theft of Coastal Credit’s property or falsification of Coastal Credit’s documents; breach of the non-competition and non-solicitation provisions of the employment agreement; material breach of any other provision of the employment agreement and failure to cure within 30 days of receiving written notice. “Good Reason” is defined as the removal of Mr. McKnight as Chief Executive Officer of Coastal Credit without cause; the assignment of duties inconsistent with the position and duties contemplated by the employment agreement; a requirement that Mr. McKnight move from his permanent place of residence; a change of control of Coastal Credit or White River; any action by Coastal Credit to reduce Mr. McKnight’s base compensation below the amount provided in the employment agreement or failure by Coastal Credit to timely pay salary, bonus or incentive payments.

If Mr. McKnight becomes disabled, he will continue to receive his base salary during the period of disability until he returns to his duties or the date of termination. If he is terminated for disability, he will receive the benefits described above.

Mr. McKnight is bound by noncompetition provisions that restrict him from competing with Coastal Credit for two years following termination of his employment for cause. If Mr. McKnight’s employment is terminated by Coastal Credit other than for cause, by Mr. McKnight for good reason or if the employment agreement is terminated by reason of Coastal Credit’s notice of non-renewal, Mr. McKnight will be subject to the non-compete covenants for as long as Coastal Credit is paying Mr. McKnight salary and benefits under the employment agreement.

Amended and Restated Employment Agreement of Mark R. Ruh.  Effective April 28, 2009, Mark R. Ruh, our current President and Chief Operating Officer, entered into an amended and restated employment agreement with White River.  The amended and restated employment agreement supersedes Mr. Ruh’s employment agreement with Castle Creek, White River, and First Chicago which was entered into on June 27, 2008 in connection with the execution of the Merger Agreement (which we previously disclosed pursuant to our Current Report on Form 8-K filed with the SEC on July 2, 2008).  The effectiveness of Mr. Ruh’s previous employment agreement was conditioned upon the closing of the merger with First Chicago, and because the merger has not closed the previous agreement never became effective.

Under his amended employment agreement, Mr. Ruh will receive an annual base salary of $190,000. The term of the employment agreement is for one year, and there are no provisions for the extension of the agreement upon the expiration of the term. For 2009, Mr. Ruh will receive an annual performance bonus equal to 100% of his annual base salary, or a prorated portion thereof if his employment is terminated during 2009. If Mr. Ruh is still employed by White River in 2010, he also will receive an annual performance bonus in 2010 of 100% of his annual base salary prorated for that portion of 2010 in which Mr. Ruh is employed by White River.

Mr. Ruh is entitled to receive the following severance benefits if his employment agreement is terminated upon his death or disability, is terminated by White River other than for Cause (as defined in the agreement), is terminated by Mr. Ruh for Good Reason (as defined in the agreement), or if Mr. Ruh’s employment terminates upon the expiration of the term of the agreement: (i) unpaid base salary through the date of termination, plus (ii) one year’s base salary, plus (iii) $190,000, plus (iv) the annual performance bonus described above prorated through the date of termination. If Mr. Ruh becomes disabled, he will continue to receive his base salary during the period of disability until he returns to his duties or the date of termination of his employment agreement. The terms “Cause” and “Good Reason” have similar definitions as set forth in Mr. McKnight’s employment agreement, described above, except that the definition of “Good Reason” in Mr. Ruh’s agreement does not include a change of control provision.

Amended and Restated Employment Agreement of Martin J. Szumski. Martin J. Szumski also has entered into an amended and restated employment agreement with White River, effective as of April 28, 2009, pursuant to which Mr. Szumski is employed as the Chief Financial Officer and Senior Vice President of White River. The amended and restated employment agreement supersedes Mr. Szumski’s employment agreement with

Castle Creek, White River, and First Chicago which was entered into on June 27, 2008 in connection with the execution of the Merger Agreement (which we previously disclosed pursuant to our Current Report on Form 8-K filed with the SEC on July 2, 2008). The effectiveness of Mr. Szumski’s previous employment agreement also was conditioned upon the closing of the merger with First Chicago, and because the merger has not closed the previous agreement never became effective.

Under his employment agreement, Mr. Szumski will receive an annual base salary of $156,000. The initial term of the employment agreement is for one year, which will be automatically extended for successive one-year periods unless written notice of non-renewal is delivered by either party at least 90 days prior to the end of the initial or renewal term. For each year during the term of the agreement, Mr. Szumski will be eligible to receive an annual performance bonus to be determined by the Chief Executive Officer of White River, subject to approval by the Compensation and Governance Committee of White River’s Board of Directors, but in no event greater than 50% of Mr. Szumski’s annual base salary.

Mr. Szumski is entitled to receive the following severance benefits if his employment agreement is terminated upon his death or disability, is terminated by White River other than for Cause (as defined in the agreement), is terminated by Mr. Szumski for Good Reason (as defined in the agreement), or if Mr. Szumski’s employment terminates upon the expiration of the term of the agreement: (i) unpaid base salary through the date of termination, plus (ii) one year’s base salary, plus (iii) an amount equal to 50% of the base salary paid to Mr. Szumski for the 12 months immediately prior to the date of termination, plus (iv) the annual performance bonus, if any, described above. The terms “Cause” and “Good Reason” have similar definitions as set forth in Mr. McKnight’s employment agreement, described above. If Mr. Szumski becomes disabled, he will continue to receive his base salary during the period of disability until he returns to his duties or the date of termination of his employment agreement.

Compensation of Directors

The following table presents information about the compensation paid to or earned by the members of our Board of Directors (other than directors who are Named Executive Officers) for our last fiscal year, whether or not deferred. Information about the compensation paid to or earned by the members of our Board of Directors who are Named Executive Officers is included above in the Summary Compensation Table under the caption “Executive Compensation.”

Director Compensation for 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Thomas C. Heagy	$20,000	$20,000	$40,000
Daniel W. Porter	$20,000	$20,000	$40,000
John W. Rose	$20,000	$20,000	$40,000
Richard D. Waterfield	$20,000	$20,000	$40,000

The Board of Directors has approved annual compensation of $40,000 to be granted to our directors for service on the Board during their terms. We pay $20,000 of the directors compensation in cash in quarterly installments, and we pay the remaining $20,000 annually either (1) in the form of shares of our common stock under the 2005 Directors Stock Compensation Plan (the “Directors Plan”), to directors who are eligible to participate in the Directors Plan, or (2) in cash, to directors who are not eligible to participate in the Directors Plan. The Board believes that the receipt of board fees in the form of shares of common stock more closely aligns the economic interests of our directors with the interests of White River and our shareholders.

We do not pay a per meeting fee for Board meetings or committee meetings. We reimburse directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board of Directors. For the year ended December 31, 2008, we paid our directors who are not Named Executive Officers total fees of $80,000 in cash and $80,000 in shares of our common stock.

Directors Stock Compensation Plan

We have reserved 50,000 shares of our common stock for issuance under the Directors Plan. Each incumbent director is eligible to receive shares of our common stock under the Directors Plan, except that a director is not eligible to receive shares of our common stock under the Directors Plan if, after receipt of shares under the Directors Plan, (1) the director would hold economic ownership of more than 4.9% of the outstanding shares of our common stock and (2) the director was not (prior to September 1, 2005) already deemed a 5% shareholder of White River for purposes of determining the availability of net operating loss carryforwards under Section 382 of the Internal Revenue Code of 1986.

Under the Directors Plan, we will annually award to eligible directors shares representing 50% of the value of the regular fees to which they became entitled for Board service. We will determine the number of shares to be awarded for any plan year on the third business day following our first public release of annual financial information for that plan year, but not later than March 15th of each year. The number of shares of our common stock to be issued to each eligible director on the determination date will be the largest whole number of shares resulting from dividing (1) the dollar amount of directors fees for the plan year to be paid in the form of common stock under the Directors Plan, by (2) the fair market value of one share common stock on the determination date.

For plan year 2008, the determination date was February 20, 2009. Each eligible director was entitled to receive $20,000 of his director’s fee in the form of common stock, and the fair market value of one share of our common stock on February 20, 2009 was $6.29. Each eligible director was entitled to receive 3,179 shares of our common stock ($20,000/$6.29). If an eligible director serves as director for less than the entire plan year, we prorate the shares of common stock payable to the director.

Audit Committee Report

The role of the Audit Committee is:

•
to assist Board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the independent auditors and our internal audit function;

•	to decide whether to appoint, retain or terminate our independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and

•	to prepare this Report.

The Board has determined that each member of the Audit Committee is financially literate and that John W. Rose is qualified as an audit committee financial expert and has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of the NYSE Amex.

The Audit Committee operates pursuant to a written charter that the Board adopted in January 2006. The Audit Committee Charter is available on our web site at http://www.WhiteRiverCap.com. As stated in the charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles and audit management’s assessment of the effectiveness of internal control over financial reporting.

During 2008, the Audit Committee performed all of the duties and responsibilities described in the Audit Committee Charter. The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2008 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by

Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the review and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for 2008 be included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
John W. Rose, Chairman
Thomas C. Heagy
Daniel W. Porter

Independent Public Accountants

Change in Independent Public Accountant

Deloitte & Touche LLP (“Deloitte”) served as White River’s independent auditors for 2006. On October 18, 2007, Deloitte informed White River that Deloitte would decline to stand for reappointment as the Company’s independent registered public accounting firm.

Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Company’s fiscal years ended December 31, 2006 and 2005 and through October 18, 2007, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years. In connection with the audits of the Company’s fiscal years ended December 31, 2006 and 2005 and through October 18, 2007, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

On November 7, 2007, White River appointed McGladrey & Pullen LLP (“McGladrey”) as its independent registered public accounting firm for the year ending December 31, 2007. As previously reported, in early September 2007, at the direction of the Audit Committee, management of the Company interviewed several independent registered public accounting firms for the purpose of making a recommendation to the Audit Committee of the Board of Directors regarding the independent registered public accounting firm to engage for the audit of the Company’s financial statements for the year ending December 31, 2007.  On October 19, 2007, the officers of the Company informed McGladrey that the Audit Committee had determined to engage McGladrey to conduct the audit of the Company’s financial statements for the 2007 fiscal year, subject to such firm’s completion of its internal approval processes and acceptance of appointment.  The Audit Committee reappointed McGladrey as the Company’s independent auditors for 2008.

During the Company’s fiscal years ended December 31, 2005 and 2006, and through November 7, 2007, neither the Company nor anyone on its behalf consulted with McGladrey regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Appointment of Independent Public Accountant for 2009

The Audit Committee has reappointed McGladrey as independent auditors for 2009. Representatives from McGladrey are expected to be available by telephone during the 2009 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees

The following tables present the fees McGladrey and Deloitte billed to us during the last two fiscal years:

Type of Fee	McGladrey & Pullen LLP	Deloitte & Touche LLP	McGladrey & Pullen LLP	Deloitte & Touche LLP
	Fiscal Year ended 12/31/08	Fiscal Year ended 12/31/08	Fiscal Year ended 12/31/07	Fiscal Year ended 12/31/07
Audit Fees	$351,000	$0	$254,000	$90,000
Audit Related Fees	$0	$0	$0	$0
Tax Fees	$62,500	$59,000	$42,000	$6,000
All Other Fees	$283,000	$10,000	$30,000	$0
Total	$696,500	$69,000	$326,000	$96,000

Audit Fees. Audit fees include fees for the annual audit of our consolidated financial statements in 2007 and 2008, review of interim financial statements included in our quarterly reports on Form 10-Q and the issuance of consents. The aggregate audit fees billed to us by McGladrey for the year ended December 31, 2008 totaled approximately $351,000, and the amount McGladrey and Deloitte billed us for the year ended December 31, 2007 totaled approximately $344,000.

Audit-Related Fees. Neither McGladrey nor Deloitte billed us for any audit-related fees for the years ended December 31, 2008 and 2007.

Tax Fees. Tax fees include corporate tax compliance, tax advice and tax planning. The aggregate tax fees billed to us by McGladrey and Deloitte for the years ended December 31, 2008 and 2007 totaled approximately $121,500 and $48,000, respectively.

All Other Fees. McGladrey and Deloitte billed us $293,000 and $30,000 in other fees for the years ended December 31, 2008 and 2007, respectively. These fees primarily related to services performed in connection with the First Chicago merger transaction.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax and other services performed by the independent auditor. Since the Audit Committee was established in October 2005, the Audit Committee pre-approved all audit services, non-audit services, audit-related and tax services performed for us by McGladrey and Deloitte. In approving any non-audit services, the Audit Committee considered whether the provision of the services would be compatible with maintaining McGladrey’s independence.

Other Business

Except as set forth in this proxy statement, our management has no knowledge of any other business to come before the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on those matters, and discretionary authority to do so is included in the proxy.

We will pay the cost of preparing, assembling, and mailing the proxy materials and soliciting proxies for the meeting. We will reimburse brokers and other nominees for costs they incur in mailing proxy materials to beneficial owners in accordance with applicable rules. In addition to solicitation by mail, directors, officers, and employees of White River may solicit proxies personally, by telephone, electronically, or by other means of communication. If our directors, officers or employees were to solicit proxies, they would receive no additional compensation for their services.

Shareholder Proposals for 2010 Annual Meeting of Shareholders

If a shareholder wishes to have a proposal presented at our 2010 Annual Meeting of Shareholders and included in the proxy statement and form of proxy relating to that meeting, the shareholder must submit the proposal in writing at least 120 days before May 4, 2010 (which is January 5, 2010) and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The proposal should be sent to the attention of our Corporate Secretary, White River Capital, Inc., 1445 Brookville Way, Suite I, Indianapolis, Indiana 46239.

If a shareholder wishes to have a proposal presented at our 2010 Annual Meeting of Shareholders, but not included in the related proxy statement and form of proxy, the shareholder must submit the proposal in writing at least 60 days before the meeting date. If we give notice of or publicly disclose the meeting date less than 70 days before the meeting, a shareholder proposal will be considered timely if we receive written notice of the proposal no later than 10 days after we mailed notice of or publicly disclosed the meeting date. If we hold the meeting on the date described in our By-laws (the second Tuesday in May), it will be deemed to have been publicly disclosed. If we receive notice of a shareholder proposal after the date described above, the proxy card for the 2010 Annual Meeting of Shareholders will give the designated proxy holder discretionary authority to vote as he or she deems appropriate, even though there is no discussion of the proposal in our proxy statement for that annual meeting.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning shareholder proposals. The notice of a proposal must also contain the following items:

•	The shareholder’s name, record address, and beneficial ownership of shares of our common stock,

•	A brief description of the business the shareholder desires to bring before the meeting, and

•	Any material interest of the shareholder in the proposal.

Incorporation by Reference

The section in this proxy statement entitled “Audit Committee Report” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate any such section into another filing by reference in such filing.

Dated: April 29, 2009	By Order of the Board of Directors Mark R. Ruh, Corporate Secretary

White River Capital, Inc.
Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time on May 18, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com. • Follow the steps outlined on the secured website.

Vote by Telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen mark your votes with an X as shown in this example. Please do nto write outside the designated areas.	☒

Annual Meeting Proxy Card

 ▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Election of Directors – The Board of Directors recommends a vote FOR all the nominees listed.
1. Nominees	For	Withhold		For	Withhold		For	Withhold
01 – John M. Eggemeyer	☐	☐	02 – Thomas C. Heagy	☐	☐	03 – William E. McKnight	☐	☐
04 – Daniel W. Porter	☐	☐	05 – John W. Rose	☐	☐	06 – Mark R. Ruh	☐	☐
07 – Richard D. Waterfield	☐	☐

B Non-Voting Items
Change of Address – Please print new address below.

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

Date (mm/dd/yyyy) – Please print date below.			Signature 1 – Please keep signature within the box.			Signature 2 – Please keep signature within the box.

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – White River Capital, Inc.

Proxy Solicited by Board of Directors
for Annual Meeting of Shareholders May 18, 2009

The undersigned appoints John M. Eggemeyer and Mark R. Ruh, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse hereof, all the shares of Common Stock of White River Capital, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders thereof to be held at the offices of Barnes & Thornburg LLP, One North Wacker Drive, Suite 4400, Chicago, Illinois, on Monday, May 18, 2009, at 3:00 p.m. Central time, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the listed nominees. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.  The Notice of Annual Meeting of Shareholders and Proxy Statement, 2008 Annual Report on Form 10-K of White River Capital, Inc., and form of proxy for the annual meeting are also available at www.WhiteRiverCap.com.  You also may request a copy of these materials by sending an email to mszumski@whiterivercap.com. For meeting directions please call (317) 806-2166.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.